Exhibit 99.2

Boise Cascade Company
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact Wayne Rancourt Office 208-384-6073	Media Contact Lisa Chapman Office 208-384-6552

For Immediate Release: July 27, 2020
Boise Cascade Company Announces Results of Tender Offer
BOISE, Idaho - Boise Cascade Company (Boise Cascade) (NYSE: BCC) announced today the results for its previously announced tender offer commenced on July 13, 2020 for any and all of its 5.625% Senior Notes due 2024 (the “2024 Notes”). An aggregate of $212,546,000 principal amount of 2024 Notes, representing 60.73% of the 2024 Notes outstanding (the “Tendered Notes”), had been tendered as of 5:00 p.m., New York City time, on July 24, 2020 (the "Expiration Time"), which does not include $30,000 principal amount of 2024 Notes still subject to the guaranteed delivery procedures.

On July 27, 2020, the Company accepted for purchase all of the Tendered Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time. Payment for the Tendered Notes purchased pursuant to the Tender Offer was made on July 27, 2020 (the “Settlement Date”), and payment for Tendered Notes tendered by a Notice of Guaranteed Delivery is expected to be made on July 29, 2020 (the “Guaranteed Delivery Settlement Date”).

Any 2024 Notes tendered by a Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest, if any, on such 2024 Notes will only be made to, but not including, the Settlement Date. The consideration paid under the Tender Offer was $1,032.50 per $1,000 principal amount of 2024 Notes, plus accrued and unpaid interest, if any, up to, but not including, the Settlement Date. Boise Cascade funded the Tender Offer Payment with proceeds from a concurrent $400 million offering of 4.875% Senior Notes due 2030, which closed on July 27, 2020.

Following payment of the consideration for the Tendered Notes, Boise Cascade irrevocably instructed the trustee for the 2024 Notes to issue a redemption notice in accordance with the terms of the indenture to holders of the 2024 Notes that remained outstanding following the purchase of the Tendered Notes, including the 2024 Notes tendered pursuant to a Notice of Guaranteed Delivery that are expected to be purchased on the Guaranteed Delivery Settlement Date. The redemption notice provides for a redemption date of September 1, 2020 (the “Redemption Date”) and will be delivered by the trustee to holders of the 2024 Notes on July 29, 2020, or as soon as practicable thereafter but in no event later than 30 days prior to the Redemption Date. The 2024 Notes will be redeemed at the redemption price set forth in the indenture governing the 2024 Notes, plus accrued and unpaid interest to, but not including, the Redemption Date.

This press release does not constitute (i) a notice of redemption under the Indenture and the redemption of any 2024 Notes that remain outstanding following the expiration of the tender offer will be made only pursuant to the terms of the applicable notice of redemption to be delivered by the trustee pursuant to the terms of the Indenture, nor (ii) an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Boise Cascade

Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Factors That Affect Our Operating Results and Trends” and “Risk Factors” in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, as applicable, and its other filings and submissions with the Securities and Exchange Commission, each of which are available free of charge on the SEC’s website at www.sec.gov.